CUSIP No. 19516R107	Page 1 of 2

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares, par value NIS 1.5 per share (including Ordinary Shares represented by American Depositary Shares (ADSs) at a ratio of one Ordinary Share per ADS, of CollPlant Biotechnologies Ltd., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of January 28, 2025.

Dated: January 28, 2025	Name:	/s/ George Walter Loewenbaum

Dated: January 28, 2025	Name:	/s/ Lillian S. Loewenbaum

Dated: January 28, 2025	Name:	/s/ Elizabeth Loewenbaum

Dated: January 28, 2025	Lillian S. Loewenbaum Grantor Retained Annuity Trust I

	By:	/s/ George Walter Loewenbaum
	Name:	George Walter Loewenbaum
	Title:	Trustee

Dated: January 28, 2025	Lillian S. Loewenbaum Grantor Retained Annuity Trust V

	By:	/s/ George Walter Loewenbaum
	Name:	George Walter Loewenbaum
	Title:	Trustee

Dated: January 28, 2025	Lillian S. Loewenbaum Grantor Retained Annuity Trust VI

	By:	/s/ George Walter Loewenbaum
	Name:	George Walter Loewenbaum
	Title:	Trustee

CUSIP No. 19516R107	Page 2 of 2

Dated: January 28, 2025	The Waterproof Partnership, Ltd.

	By:	/s/ George Walter Loewenbaum
	Name:	George Walter Loewenbaum
	Title:	General Partner

	By:	/s/ Lillian S. Loewenbaum
	Name:	Lillian S. Loewenbaum
	Title:	General Partner

Dated: January 28, 2025	The Loewenbaum 1992 Trust

	By:	/s/ George Walter Loewenbaum
	Name:	George Walter Loewenbaum
	Title:	Trustee

	By:	/s/ Lillian S. Loewenbaum
	Name:	Lillian S. Loewenbaum
	Title:	Trustee

Dated: January 28, 2025	The Loewenbaum Residence Trust FBO Anna Loewenbaum

	By:	/s/ George Walter Loewenbaum
	Name:	George Walter Loewenbaum
	Title:	Trustee

	By:	/s/ Lillian S. Loewenbaum
	Name:	Lillian S. Loewenbaum
	Title:	Trustee

Dated: January 28, 2025	The Elizabeth Scott Loewenbaum 1992 Trust

	By:	/s/ George Walter Loewenbaum
	Name:	George Walter Loewenbaum
	Title:	Trustee

	By:	/s/ Lillian S. Loewenbaum
	Name:	Lillian S. Loewenbaum
	Title:	Trustee

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